EXHIBIT 15

August 5, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Ford Motor Credit Company Registration Statement Nos. 333-91953, 333-92595, 333-45015, 333-50090, 333-75234, 333-86832 and 333-106628 on Form S-3

Commissioners:

We are aware that our report dated July 16, 2003 on our review of interim financial information of Ford Motor Credit Company and Subsidiaries (the “Company’) as of and for the period ended June 30, 2003 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-3 referred to above.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP

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